Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 301 S. College Street, 34th Floor Charlotte, NC 28202 troutman.com

September 23, 2024

Fortress Biotech, Inc.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

Re:	Registered Direct Offering of Common Stock

Ladies and Gentlemen:

We are acting as counsel to Fortress Biotech, Inc., a Delaware corporation (the “Company”), in connection with the issuance, offer and sale to accredited investor purchasers (the “Purchasers”) of an aggregate of 3,939,394 of shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), pursuant to the terms of those certain Securities Purchase Agreements, dated as of September 19, 2024, among the Company and the Purchasers party thereto (the “Purchase Agreements”) and the Placement Agency Agreement, dated September 19, 2024 by and between the Company and A.G.P./Alliance Global Partners. The Shares are being offered and sold (the “Offering”) pursuant to a Registration Statement on Form S-3 (No. 333-279516) originally filed on May 17, 2024 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective on May 30, 2024 (such Registration Statement, as amended, and the documents incorporated by reference therein, the “Registration Statement”), the base prospectus included in the Registration Statement (the “Prospectus”) and the prospectus supplement related to the Offering, dated September 19, 2024 (the “Prospectus Supplement”).

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the offer and sale of the Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact, we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents, except we make no such assumption as to the Company.

Fortress Biotech, Inc. Page 2 September 23, 2024

Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. We express no opinion herein as to the law of any state or jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect.

Based upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, have been issued and paid for by the Purchasers in accordance with the terms of the Registration Statement, Prospectus, Prospectus Supplement and the Purchase Agreements, and are validly issued, fully paid and non-assessable.

In rendering this opinion, we have assumed that the resolutions of the Board of Directors (or a duly authorized committee thereof) of the Company authorizing the Company to issue and deliver and sell the Shares pursuant to the Purchase Agreements will be in full force and effect at all times at which the Shares are issued and delivered or sold by the Company, and the Company will take no action inconsistent with such resolutions.

This opinion letter is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K, dated the date hereof, filed by the Company and incorporated by reference into the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP